================================================================================



                                    FORM 8-K
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                               -------------------



                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                       Date of Report: September 18, 2002

                         Commission File Number 1-13123



                                METALS USA, INC.
             (Exact name of Registrant as Specified in its Charter)



               DELAWARE                                      76-0533626
      (State or other jurisdiction                        (I.R.S. Employer
    of incorporation or organization)                   Identification Number)


      THREE RIVERWAY, SUITE 600                                77056
           HOUSTON, TEXAS                                    (Zip Code)
(Address of Principal Executive Offices)


       Registrant's telephone number, including area code: (713) 965-0990



                               -------------------



================================================================================

ITEM 9.   REGULATION FD DISCLOSURE

On September 18, 2002, Metals USA, Inc., a Delaware corporation (the "Company") filed its proposed plan of reorganization (the "Reorganization Plan") and the related disclosure statement (the "Disclosure Statement") with the U.S. Bankruptcy Court for the Southern District of Texas, Houston Division (the "Bankruptcy Court"). The Company together with all of its subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the Bankruptcy Code on November 14, 2001.

The Reorganization Plan calls for the Company's existing equity be extinguished and for the unsecured creditors to receive 100% of the New Common Stock in the reorganized Company in exchange for the discharge of approximately $380.0 million of unsecured claims. Holders of the existing equity will receive five-year warrants to purchase an aggregate of up to fifteen percent (15%) of the New Common Stock of the reorganized Company. The warrants will have an exercise price calculated at full recovery for all unsecured creditors. In addition, the Company will seek listing of the New Common Stock on a nationally recognized market or exchange. The Company cannot provide any assurance as to whether a market will develop for the warrants. All currently outstanding options of the Company will be cancelled on the effective date of the Reorganization Plan. The Reorganization Plan will provide for the establishment of a new equity incentive plan for employees to be administered by the Board of Directors of the newly reorganized Company. The Board of Directors of the newly reorganized Company will initially consist of six members, and a seventh director to be named within six months from the effective date of the Reorganization Plan who will be an executive officer from the reorganized Company.

The Bankruptcy Court has approved the Disclosure Statement as having adequate information to permit an informed vote to accept or reject the Reorganization Plan. The Company will mail copies of the Disclosure Statement to the claim and interest holders, and the impaired claim and interest holders will have an opportunity to vote to either accept or reject the Reorganization Plan. At the Reorganization Plan confirmation hearing, which is scheduled for October 18, 2002, the Bankruptcy Court will determine whether the voting classes have accepted the Reorganization Plan or may rule that it is otherwise confirmable under applicable bankruptcy law. If the Reorganization Plan is confirmed, the Company will then be permitted to consummate the transactions described in the Reorganization Plan to emerge from bankruptcy. This is generally done between ten to fifteen days following the confirmation of the Reorganization Plan. Assuming the Reorganization Plan is accepted by the impaired claim and interest holders and the Bankruptcy Court grants the confirmation order within the time table set forth above, it is possible that the Company could emerge from bankruptcy on or about October 31, 2002.

The forecasted financial results and other forward- looking statements contained in the Disclosure Statement are based on estimates and assumptions that are inherently uncertain and, though considered reasonable by the Company, are subject to significant business, economic and competitive uncertainties and contingencies, all of which are difficult to predict and many of which are beyond the control of the Company. Accordingly, there can be no assurance that the forecasted results or such other forward-looking statements will be realized. Moreover it is entirely possible that the actual results obtained will be significantly higher or lower than the forecasted financial statements contained in the Disclosure Statement contemplate. The Company may revise any or all of these estimates, assumptions or forward-looking statements at or before the confirmation hearing on the Reorganization Plan.

The Reorganization Plan and the related Disclosure Statement are attached hereto as exhibits to this Form 8-K and are subject to supplementation, modification and amendment prior to confirmation by the Bankruptcy Court.



EXHIBIT  INDEX:

           ITEM      DESCRIPTION
           ----      -----------
           99.1      Amended Disclosure Statement and the Amended Plan of
                     Reorganization Under Chapter 11 of the United States
                     Bankruptcy Code for Metals USA, Inc and Subsidiaries
                     dated September 18, 2002.




SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, who has signed this report on behalf of the Registrant.


                                                        METALS USA, INC.




Date:  September 18, 2002                  By:       /s/  Terry L. Freeman
                                              ----------------------------------
                                                       Terry L. Freeman
                                               Senior Vice President, Treasurer
                                                 and Chief Accounting Officer


                                       3